CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated May 29, 2015, in Post-Effective Amendment No. 8 to the Registration Statement (Form N-2 No. 333-189791) and related Prospectus and Statement of Additional Information of Pine Grove Alternative Institutional Fund dated on or about August 1, 2017.

/s/ Ernst & Young LLP

New York, New York

July 26, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the use of our report dated May 26, 2017, in Post-Effective Amendment No. 8 to the Registration Statement (Form N-2 No. 333-189791) and related Prospectus and Statement of Additional Information of Pine Grove Alternative Institutional Fund dated on or about August 1, 2017.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands

July 26, 2017